UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

TOWER FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-25287 (Commission File Number)	35-2051170 (IRS Employer Identification No.)

116 East Berry Street
Fort Wayne, Indiana 46802
(Address of Principal Executive Offices, including Zip Code)

(260) 427-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 8.01 Other Events.

On September 9, 2013, Old National Bancorp (“ONB”) and Tower Financial Corporation (“TFC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, TFC will merge with and into ONB whereupon the separate corporate existence of TFC will cease and ONB will survive (the “Merger”). Simultaneous with the Merger, Tower Bank & Trust Company, an Indiana chartered commercial bank and wholly owned subsidiary of TFC, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank (the “Bank Merger”). The Merger Agreement is described in more detail in TFC’s Current Report on Form 8-K dated September 10, 2013.

ONB and TFC have received regulatory approval of the Merger from the Board of Governors of the Federal Reserve System. ONB and TFC expect the Merger and Bank Merger to close on April 25, 2014, subject to the satisfaction of customary closing conditions and the approval by the Office of the Comptroller of the Currency of the Bank Merger.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that, by their nature, are predictive and are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about our company.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, speak only as of this date, and involve risks and uncertainties related to our banking business or to general business and economic conditions that may affect our business, which may cause actual results to turn out differently. More detailed information about such risks and uncertainties may be found in our most recent Annual Report on Form 10-K, under the captions “Forward-Looking Statements” and “Risk Factors,” which we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER FINANCIAL CORPORATION

Date: April 11, 2014	By:	/s/ Richard R. Sawyer
Richard R. Sawyer,
Chief Financial Officer and Secretary
Tower Financial Corporation